Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Richard DeCicco, the President, Chief Executive Officer, and Director of Iconic Brands, Inc. (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KA of the Registrant for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KA fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 9, 2011	By:	/s/ Richard DeCicco
Name: Richard DeCicco
Title: President, Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.